EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 13, 2005, (October 2, 2006 as to the effects of discontinued operations as discussed in the fourth paragraph of Note 3), relating to the financial statements of MedCath Corporation and subsidiaries, and of our report dated December 13, 2005 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Current Report on Form 8-K of MedCath Corporation and subsidiaries dated October 2, 2006, and to the use of our report dated December 13, 2005, (October 2, 2006 as to the effects of discontinued operations was discussed in the fourth paragraph of Note 3) and report dated December 13, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
Charlotte, North Carolina
October 2, 2006